Exhibit 99.3

Bread Financial Announces Increased Dividend on Common Stock and $200 Million Increase in Share Repurchase Authority

COLUMBUS, Ohio – October 23, 2025 – Bread Financial® Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, flexible payment, lending and saving solutions, today announced that its Board of Directors declared a quarterly cash dividend of $0.23 per share on the Company’s common stock, a 10% increase from the prior quarterly dividend of $0.21 per share. The dividend is payable on December 12, 2025 to stockholders of record at the close of business on November 7, 2025.

The Company also announced that its Board of Directors approved a $200 million increase to the Company’s existing share repurchase authorization. As of the date of this release, the company had $140 million remaining under its existing share repurchase authorization, bringing the total amount available for share repurchases to $340 million. There is no expiration date for the authorization.

“Our strong capital and cash flow generation, coupled with our strong balance sheet, underscore our flexibility to execute all of our capital and growth priorities concurrently, providing a solid runway to deliver additional value to our shareholders, including increased dividends and share repurchases,” said Ralph Andretta, president and chief executive officer of Bread Financial.

Any decision to repurchase shares will be subject to market conditions and other factors, including legal and regulatory restrictions and required approvals, up to the aggregate amount authorized by the Board. The repurchase authorization does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

About Bread Financial®
Bread Financial® (NYSE: BFH) is a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions to millions of U.S consumers. Our payment solutions, including Bread Financial general purpose credit cards and savings products, empower our customers and their passions for a better life. Additionally, we deliver growth for some of the most recognized brands in travel & entertainment, health & beauty, jewelry and specialty apparel through our private label and co-brand credit cards and pay-over-time products providing choice and value to our shared customers.

To learn more about Bread Financial, our global associates and our sustainability commitments, visit breadfinancial.com or follow us on Instagram and LinkedIn.

Forward-Looking Statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, among other things, statements regarding the Company’s intended share repurchases and the expected impact on share count dilution. The Company believes that its expectations are based on reasonable assumptions. Forward-looking statements, however, are based only on currently available information and the Company’s current beliefs, expectations and assumptions, and are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond the Company’s control, including risk and uncertainties described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, the Company’s Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. The Company’s forward-looking statements speak only as of the date made, and it undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Contacts
Brian Vereb – Investor Relations
Brian.Vereb@BreadFinancial.com

Susan Haugen – Investor Relations
Susan.Haugen@BreadFinancial.com

Rachel Stultz – Media
Rachel.Stultz@BreadFinancial.com

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